Exhibit 20.2

ARRAN FUNDING LIMITED - SERIES 05-B

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                     ARRAN2005

Arran Funding Limited - Series:              05-B

ABS - Credit Card - Bank, Closing Date:      December 15, 2005

As at:                                           July 17, 2006

                     RATING (S&P/Moodys/Fitch)     POOLFACTOR          PAY       NEXT PAY                      COUPON
TRANCHE   CURRENCY    ORIGINAL      CURRENT     ORIGINAL  CURRENT   FREQUENCY      DATE              BASIS                  CURRENT
------------------------------------------------------------------------------------------------------------------------------------
Class A1    USD     AAA /Aaa/AAA  AAA /Aaa/AAA    100%     100%     Quarterly   15 Sep 2006   3 Mth $ LIBOR       + 0.05%   5.37938%
Class A2    EUR     AAA /Aaa/AAA  AAA /Aaa/AAA    100%     100%      Monthly    15 Aug 2006   1 Mth EURIBOR       + 0.09%   2.96400%
Class A3    GBP     AAA /Aaa/AAA  AAA /Aaa/AAA    100%     100%     Quarterly   15 Sep 2006   3 Mth (pound) LIBOR + 0.09%   4.82406%
Class B3    GBP        A/A1/A        A/A1/A       100%     100%     Quarterly   15 Sep 2006   3 Mth (pound) LIBOR + 0.26%   4.99406%
Class C1    USD     BBB/Baa2/NR   BBB/Baa2/NR     100%     100%     Quarterly   15 Sep 2006   3 Mth $ LIBOR       + 0.40%   5.72938%
Class C3    GBP     BBB/Baa2/NR   BBB/Baa2/NR     100%     100%     Quarterly   15 Sep 2006   3 Mth (pound) LIBOR + 0.46%   5.19406%

      Scheduled start of Controlled Accumulation Period:    1 June, 2009
      Expected maturity:                                    15 December, 2010
      Legal final maturity:                                 15 December, 2012
      Structure:                                            Sr/sub Seq Pay
      Tax Election:                                         Debt
      Amort. Type:                                          Soft Bullet
      Transferors:                                          The Royal Bank of Scotland plc / National Westminster Bank plc
      Originators:                                          The Royal Bank of Scotland plc / National Westminster Bank plc
      Servicer:                                             RBS Cards, a division of The Royal Bank of Scotland plc
      Trustee:                                              Bank of New York (The)
      Underwriter:                                          The Royal Bank of Scotland plc

Pool Performance

Month end          Gross       Expense    Gross Charge     Excess        Excess         Transferor Interest
                 Yield (%)     Rate (%)   Off Rate (%)   Spread (%)    Spread (%)         %           Min %
                                                                      Roll 1/4 Ave
Jun 30, 2006       18.97%       5.85%         6.46%         6.66%         6.41%         40.08%          6%
May 31, 2006       19.69%       5.67%         7.35%         6.68%         6.47%         41.07%          6%
Apr 30, 2006       16.60%       4.98%         5.72%         5.89%         6.33%         41.51%          6%
Mar 31, 2006       20.15%       6.06%         7.25%         6.84%         6.76%         41.18%          6%
Feb 28, 2006       16.86%       5.11%         5.48%         6.27%          N/A          43.52%          6%
Jan 31, 2006       18.43%       5.49%         5.77%         7.16%          N/A          44.22%          6%

Delinquencies (Principal receivables which are 30 days or more past due)

                                       (% Pool)
                ------------------------------------------------------
Month end         30-59 days   60-89 days   90-179 days    180+ days       Total
---------         ----------   ----------   -----------    ---------       -----

Jun 30, 2006         1.22%        0.97%        2.45%          3.39%        8.03%
May 31, 2006         1.24%        1.01%        2.35%          3.28%        7.88%
Apr 30, 2006         1.32%        0.98%        2.30%          3.28%        7.88%
Mar 31, 2006         1.25%        0.96%        2.27%          3.17%        7.65%
Feb 28, 2006         1.27%        0.92%        2.19%          3.07%        7.46%
Jan 31, 2006         1.21%        0.88%        2.15%          2.93%        7.17%

Payment Rate

                         Payments                          Pool balance
                    ------------------------------         ------------
Month End           Total ((pound)000)    Rate (%)          (pound)000

Jun 30, 2006            1,144,949         22.93%             4,911,036
May 31, 2006            1,202,916         23.90%             4,992,642
Apr 30, 2006              977,762         19.57%             5,033,594
Mar 31, 2006            1,302,500         24.99%             4,996,352
Feb 28, 2006            1,071,000         20.31%             5,212,805
Jan 31, 2006            1,239,187         23.00%             5,272,903

Average Actual Balance:          (pound)     1,092

Number of Accounts:                      4,495,505

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 17th day of July, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Patrick Neville
Title: Director, Finance, Cards Business